Paymentus Reports Fourth Quarter and Full Year 2023 Financial Results

Quarterly revenue increased 24.7% year-over-year

Adjusted EBITDA grew 95.4% year-over-year, reflecting 30% of contribution profit

CHARLOTTE, North Carolina, March 4, 2024 -- Paymentus Holdings, Inc. (“Paymentus”) (NYSE: PAY), a leading provider of cloud-based bill payment technology and solutions, today announced its unaudited financial results for its fourth quarter and full year ended December 31, 2023.

"Paymentus again reported quarterly results that exceeded our original expectations as revenue rose 24.7%, contribution profit grew 22.7% and adjusted EBITDA was up 95.4% year-over-year. We also ended the year on solid footing with a strong backlog, which we believe leaves us well positioned for continued growth in 2024," said Dushyant Sharma, Founder and CEO.

Fourth Quarter 2023 Financial and Business Highlights

•
Revenue was $164.8 million, an increase of 24.7% year-over-year, driven largely by increased transactions.
•
Gross profit was $49.5 million, an increase of 20.3% year-over-year. Adjusted gross profit(1) was $54.2 million, up 21.5% year-over-year.
•
Contribution profit(1) was $66.3 million, a year-over-year increase of 22.7%.
•
Net income was $9.4 million and GAAP earnings per share was $0.07. Non-GAAP net income(1) was $13.9 million and non-GAAP earnings per share(1) was $0.11. Prior year non-GAAP net income and non-GAAP earnings per share have been recast to align with the updated methodology described in the section "Use and Definitions of Non-GAAP Financial Measures" below.
•
Adjusted EBITDA(1) was $19.9 million for the fourth quarter of 2023, representing a 30.0% adjusted EBITDA margin(1), an increase of 95.4% year-over-year.
•
The Company processed 124.8 million transactions in the fourth quarter of 2023, an increase of 28.4% from the fourth quarter of 2022.

Full Year 2023 Financial and Business Highlights

•
Revenue was $614.5 million, an increase of 23.6% year-over-year, driven largely by increased transactions.
•
Gross profit was $182.3 million, an increase of 21.8% year-over-year. Adjusted gross profit(1) was $199.2 million, up 23.1% year-over-year.
•
Contribution profit(1) was $240.9 million, a year-over-year increase of 19.7%.
•
Net income was $22.3 million and GAAP earnings per share was $0.18. Non-GAAP net income(1) was $40.1 million and non-GAAP earnings per share(1) was $0.32. Prior year non-GAAP net income and non-GAAP earnings per share have been recast to align with the updated methodology described in the section "Use and Definitions of Non-GAAP Financial Measures" below.
•
Adjusted EBITDA(1) was $58.1 million for the full year of 2023, representing a 24.1% adjusted EBITDA margin(1), an increase of 103.1% year-over-year.
•
The Company processed 458.2 million transactions for the full year 2023, an increase of 24.9% from the full year 2022.

(1) Descriptions of the non-GAAP financial measures adjusted gross profit, contribution profit, non-GAAP net income, non-GAAP earnings per share, adjusted EBITDA, and adjusted EBITDA margin are provided below under “Use and Definitions of Non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

Financial Guidance

The statements in this section are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Forward-Looking Statements” below and the “Risk Factors” section of Paymentus’ most recent Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission, or SEC, on March 3, 2023, subsequent Forms 10-Q filed with the SEC in 2023, and Form 10-K for the fiscal year ended December 31, 2023, expected to be filed with the SEC in early March 2024.

	First Quarter 2024	Fiscal-Year 2024
Revenue	$170 million to $176 million	$720 million to $744 million
Contribution Profit	$64 million to $66 million	$274 million to $288 million
Adjusted EBITDA	$15 million to $17 million	$65 million to $75 million

Paymentus does not reconcile its forward-looking guidance for non-GAAP measures because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated due to potential variability, complexity and uncertainty as to the items that would be excluded from the GAAP measure in the relevant future period. Refer to “Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

Conference Call Information

In conjunction with this announcement, Paymentus will host a conference call for investors at 5:00 p.m. ET (2:00 p.m. PT) today to discuss fourth quarter and full year 2023 results and its outlook for 2024. The live webcast and replay will be available at the Investor Relations section of Paymentus’ website at ir.paymentus.com or click here. To participate via telephone, dial 1-833-470-1428 (U.S. Toll-Free) or 1-404-975-4839 (International), access code 620430. A replay will be available after 5:00 p.m. PT on the same web site.

About Paymentus

Paymentus is a leading provider of cloud-based bill payment technology and solutions for more than 1,900 billers and financial institutions across North America. The company was named the industry’s best-in-class provider of EBPP solutions by Aite-Novarica in February 2022. The Paymentus omni-channel platform provides consumers with easy-to-use, flexible, and secure electronic bill payment experiences through their preferred payment channel and type. Paymentus’ proprietary Instant Payment Network®, or IPN, connects IPN partners’ platforms and tens of thousands of billers to Paymentus’ integrated billing, payment, and reconciliation capabilities. For more information, please visit www.paymentus.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding demand, bookings and backlog, the continuing competitive market momentum and growth visibility in 2024, our future financial performance and first quarter and full-year 2024 financial guidance. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our ability to effectively manage our growth and expand our operations, including into new channels and industry verticals across different markets; our ability to expand and retain our biller, financial institution, partner and consumer base; our ability to timely implement new bookings and recognize anticipated revenue therefrom, our ability to manage economic challenges, including inflation; the impact of future widespread health issues on our operating results, liquidity and financial condition and on our employees, billers, financial institutions, partners, consumers and other key stakeholders; our ability to remain competitive; our ability to develop new product features and enhance our platform and brand; our future acquisitions and strategic investments; our ability to hire and retain experienced and talented employees; the impact of any cybersecurity incidents, and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 3, 2023, subsequent Quarterly Reports on Form 10-Q filed with the SEC in 2023, and our Annual Report on Form 10-K for the year ended December 31, 2023, which we expect to file with the SEC shortly after the date of this release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Forward-Looking Non-GAAP Measures

We do not meaningfully reconcile guidance for adjusted EBITDA and adjusted EBITDA margin, because we cannot provide guidance for the more significant reconciling items between net income and adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include acquisition related amortization expense for acquired intangibles, foreign exchange gains and losses, adjustments to our income tax provision and certain other items we believe to be non-indicative of our ongoing operations. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant. In addition, we do not meaningfully reconcile guidance for contribution profit, because the determination of contribution is subject to variables outside our control, such as an increase in the average payment amount, changes in the payment mix, or the payment channel used by consumers that can influence contribution profit, and cannot be determined without unreasonable effort, if at all.

Use and Definitions of Non-GAAP Financial Measures

In addition to disclosing financial measures in accordance with accounting principles generally accepted in the United States, or GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures, including adjusted gross profit, contribution profit, non-GAAP net income (including those amounts as a percentage of revenue), non-GAAP earnings per share, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating expense and free cash flow. We use non-GAAP measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management and our board of directors to more fully understand our consolidated financial performance from period to period and helps management project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures.

Adjusted gross profit is defined as gross profit adjusted for certain non-cash items, primarily stock-based compensation and amortization of acquisition-related intangible assets and capitalized software development costs.

Contribution profit is defined as gross profit plus other cost of revenue. Other cost of revenue equals cost of revenue less interchange and assessment fees paid by us to our payment processors. Interchange and assessment fees paid by us to our payment processors are excluded from contribution profit because we believe inclusion is less directly reflective of our operating performance as we do not control the payment channel used by consumers, which is the primary determinant of the amount of interchange and assessment fees. We use contribution profit to measure the amount available to fund our operations after interchange and assessment fees, which are directly linked to the number of transactions we process and thus our revenue and gross profit.

Adjusted EBITDA is defined as net income before other income (expense) (which consists of interest income (expense), net and foreign exchange gain (loss)), depreciation and amortization of acquisition related intangible assets and capitalized software development costs, and income taxes, adjusted to exclude the effects of stock-based compensation expense and certain nonrecurring expenses that management believes are not indicative of ongoing operations.

Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of contribution profit.

Non-GAAP operating expense is defined as total operating expense excluding amortization of acquisition-related intangibles, stock-based compensation and other nonrecurring expenses. Management believes that the adjustment of acquisition-related intangibles amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although we exclude amortization from acquisition-related intangible assets from our non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

Non-GAAP net income and non-GAAP EPS are defined as net income and net income per share, respectively, excluding certain nonrecurring items such as discrete tax items, one-time expenses or other non-cash items, including amortization of acquisition-related intangibles. Beginning with the quarter ended June 30, 2023, we have excluded stock-based compensation from the calculation of our non-GAAP net income and non-GAAP EPS to be consistent with our methodology for non-GAAP operating expenses, which we believe enhances the understanding of our operating performance and enables more meaningful period-to-period comparisons. Our non-GAAP net income and non-GAAP EPS for the fourth quarter and full year ended December 31, 2022 were recast to conform to the updated methodology and are reflected herein for comparison purposes.

We believe non-GAAP net income and non-GAAP EPS enhance the understanding of our operating performance and enable more meaningful period-to-period comparisons.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures and capitalized internal-use software development costs.

We believe these non-GAAP measures provide our investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance and liquidity, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance and liquidity. There are limitations to the use of the non-GAAP measures presented in this press release. Our non-GAAP measures may not be comparable to similarly titled measures of other companies; other companies, including companies in our industry, may calculate non-GAAP measures differently than we do, limiting the usefulness of those measures for comparative purposes. These non-GAAP measures should not be considered in isolation from or as a substitute for financial measures prepared in accordance with GAAP.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view our non-GAAP measures in conjunction with GAAP financial measures. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables for the reconciliation of GAAP to non-GAAP results included at the end of this release.

CONTACTS:

At the Company Sanjay Kalra Chief Financial Officer Paymentus Holdings, Inc. ir@paymentus.com	Investor Relations David Hanover paymentus@kcsa.com

Media Relations
Tony Labriola
tony@thinkinsideout.com

PAYMENTUS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$164,800	$132,176	$614,490	$497,001
Cost of revenue	115,308	91,037	432,148	347,323
Gross profit	49,492	41,139	182,342	149,678
Operating expenses
Research and development	10,653	10,295	44,248	41,220
Sales and marketing	20,652	20,206	83,996	73,295
General and administrative	9,047	9,101	36,005	38,139
Total operating expenses	40,352	39,602	164,249	152,654
Income (loss) from operations	9,140	1,537	18,093	(2,976)
Other income (expense)
Interest income, net	2,016	1,069	7,019	1,663
Foreign exchange (loss) gain	44	(47)	12	5
Income (loss) before income taxes	11,200	2,559	25,124	(1,308)
(Provision for) benefit from income taxes	(1,798)	(1,602)	(2,802)	795
Net income (loss)	$9,402	$957	$22,322	$(513)
Net income (loss) per share
Basic	$0.08	$0.01	$0.18	$—
Diluted	$0.07	$0.01	$0.18	$—
Weighted-average number of shares used to compute net income per share
Basic	123,751,835	123,090,334	123,511,608	122,099,437
Diluted	126,502,771	124,395,447	125,071,829	122,099,437

PAYMENTUS HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31,	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$179,361	$147,334
Restricted cash and cash equivalents	3,834	2,351
Accounts and other receivables, net of allowance for expected credit losses of $435 and $370, respectively	76,389	67,789
Income tax receivable	259	1,493
Prepaid expenses and other current assets	10,505	9,994
Total current assets	270,348	228,961
Property and equipment, net	1,558	1,823
Capitalized internal-use software development costs, net	58,787	46,032
Intangible assets, net	27,158	36,017
Goodwill	131,860	131,851
Operating lease right-of-use assets	10,027	9,561
Deferred tax asset	94	116
Other long-term assets	5,031	7,178
Total assets	$504,863	$461,539
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$35,182	$29,232
Accrued liabilities	21,301	15,809
Current portion of operating lease liabilities	1,853	1,462
Contract liabilities	4,089	4,358
Income tax payable	363	635
Total current liabilities	62,788	51,496
Deferred tax liability	1,067	680
Operating lease liabilities, less current portion	8,661	8,608
Contract liabilities, less current portion	2,731	2,826
Finance leases and other finance obligations, net of current portion	—	750
Total liabilities	75,247	64,360
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value per share, 5,000,000 shares authorized as of December 31, 2023 and 2022, respectively; none issued and outstanding as of December 31, 2023 and 2022, respectively	—	—
Class A common stock, $0.0001 par value per share, 883,950,000 shares authorized as of December 31, 2023 and 2022, respectively; 20,758,603 and 19,934,331 shares issued and outstanding as of December 31, 2023 and 2022, respectively	2	2
Class B common stock, $0.0001 par value per share, 111,050,000 shares authorized as of December 31, 2023 and 2022, respectively; 103,062,508 and 103,306,842 shares issued and outstanding as of December 31, 2023 and 2022, respectively	10	10
Additional paid-in capital	377,773	367,767
Accumulated other comprehensive income (loss)	87	(22)
Retained earnings	51,744	29,422
Total stockholders’ equity	429,616	397,179
Total liabilities and stockholders' equity	$504,863	$461,539

PAYMENTUS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities
Net income	$9,400	$957	$22,320	$(513)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	8,286	6,545	30,600	24,063
Deferred income taxes	135	350	413	(2,981)
Stock-based compensation	2,499	2,114	9,390	6,736
Non-cash lease expense	443	432	1,789	2,135
Amortization of contract asset	802	711	2,999	2,058
Provision for expected credit losses	210	49	88	268
Change in operating assets and liabilities
Accounts and other receivables	(1,731)	(5,144)	(8,672)	(24,287)
Prepaid expenses and other current and long-term assets	613	2,065	(1,184)	1,211
Accounts payable	1,738	1,791	6,017	4,766
Accrued liabilities	2,100	1,010	6,288	3,400
Operating lease liabilities	(453)	(434)	(1,817)	(1,832)
Contract liabilities	(1,593)	3,219	(361)	3,299
Income taxes receivable, net of payable	1,992	1,059	958	1,544
Net cash provided by operating activities	24,441	14,724	68,828	19,867
Cash flows from investing activities
Business combinations, net of cash and restricted cash acquired	—	(3,260)	—	(3,260)
Other intangible assets acquired	—	(32)	—	(280)
Purchases of property and equipment	(89)	(94)	(600)	(1,257)
Capitalized internal-use software development costs	(8,360)	(7,506)	(33,699)	(29,763)
Net cash used in investing activities	(8,449)	(10,892)	(34,299)	(34,560)
Cash flows from financing activities
Proceeds from exercise of stock-based awards	181	21	616	1,490
Financial institution funds in-transit	—	(77,601)	—	(33,443)
Payments on other financing obligations	—	(2,576)	(1,709)	(5,062)
Payments on finance leases	—	(67)	(102)	(268)
Net cash (used in) provided by financing activities	181	(80,223)	(1,195)	(37,283)
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	130	161	176	(168)
Net increase in cash, cash equivalents and Restricted cash	16,303	(76,230)	33,510	(52,144)
Cash and cash equivalents and Restricted cash beginning of period	166,892	225,915	149,685	201,829
Cash and cash equivalents and Restricted cash end of period	$183,195	$149,685	$183,195	$149,685
Reconciliation of Cash and cash equivalents and Restricted Cash:
Cash and cash equivalents at beginning of period	162,062	148,314	147,334	168,386
Restricted cash at beginning of period	4,830	77,601	2,351	—
Restricted funds held for financial institutions at beginning of period	—	—	—	33,443
Cash and cash equivalents and Restricted cash at beginning of period	$166,892	$225,915	$149,685	$201,829
Cash and cash equivalents at end of period	179,361	147,334	179,361	147,334
Restricted cash at end of period	3,834	2,351	3,834	2,351
Cash and cash equivalents and Restricted cash at end of period	$183,195	$149,685	$183,195	$149,685

PAYMENTUS HOLDINGS, INC.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

The following tables set forth our non-GAAP financial measures with reconciliations to the most directly comparable GAAP financial measures.

Adjusted Gross Profit

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Gross profit	$49,492	$41,139	$182,342	$149,678
Stock-based compensation	46	—	156	—
Amortization of capitalized software development costs	3,868	2,673	13,341	8,763
Amortization of acquisition-related intangibles	828	829	3,314	3,314
Adjusted gross profit	$54,234	$44,641	$199,153	$161,755

Contribution Profit

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Gross profit	$49,492	$41,139	$182,342	$149,678
Plus: other cost of revenue	16,842	12,918	58,606	51,622
Contribution profit	$66,334	$54,057	$240,948	$201,300

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Net income (loss) — GAAP	$9,402	$957	$22,322	$(513)
Interest income, net	(2,016)	(1,069)	(7,019)	(1,663)
Provision for (benefit from) income taxes	1,798	1,602	2,802	(795)
Amortization of capitalized software development costs	6,063	4,185	21,349	14,619
Amortization of acquisition-related intangibles	2,021	2,015	8,380	8,092
Depreciation	202	345	871	1,352
EBITDA	$17,470	$8,035	$48,705	$21,092

Adjustments
Foreign exchange loss (gain)	(44)	47	(12)	(5)
Stock-based compensation	2,499	2,114	9,390	6,736
Other nonrecurring expense (1)	—	--	—	769
Adjusted EBITDA	$19,925	$10,196	$58,083	$28,592
Adjusted EBITDA margin	30.0%	18.9%	24.1%	14.2%

(1) Other nonrecurring expenses consist of an estimated liability booked in the year ended December 31, 2022 related to the potential costs of terminating a commercial contract.

PAYMENTUS HOLDINGS, INC.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

Non-GAAP Operating Expenses

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Operating expenses - GAAP	$40,352	$39,602	$164,249	$152,654
Stock-based compensation	(2,453)	(2,114)	(9,234)	(6,736)
Amortization of acquisition-related intangibles	(1,192)	(1,186)	(5,065)	(4,778)
Other nonrecurring expense (1)	—	—	—	(769)
Non-GAAP operating expense	$36,707	$36,302	$149,950	$140,371

(1) Other nonrecurring expenses consist of an estimated liability booked in the year ended December 31, 2022 related to the potential costs of terminating a commercial contract.

Non-GAAP Net Income & Non-GAAP EPS

Revised Methodology:

The prior year and most recent quarter non-GAAP net income and non-GAAP earnings per share have been recast to align with the updated methodology.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Net income (loss) — GAAP	$9,402	$957	$22,322	$(513)
Stock-based compensation	2,499	2,114	9,390	6,736
Amortization of acquisition-related intangibles	2,021	2,007	8,380	8,028
Exclude discrete one-time items, net of tax (1)	—	—	—	565
Non-GAAP net income	$13,922	$5,078	$40,092	$14,816

Weighted-average shares of common stock — diluted	126,502,771	124,395,447	125,071,829	125,134,317
Non-GAAP earnings per share — diluted	$0.11	$0.04	$0.32	$0.12

(1) Discrete one-time items, net of tax consist of the tax impacted estimated liability booked in the year ended December 31, 2022 related to the potential costs for terminating a commercial contract.

Previous Methodology:

The following tables set forth our non-GAAP financial measures using the previous methodology with reconciliations to the most directly comparable GAAP financial measures:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Net income (loss) — GAAP	$9,402	$957	$22,322	$(513)
Excluding amortization of acquisition-related intangibles	2,021	2,007	8,380	8,028
Exclude discrete one-time items, net of tax (1)	—	--	—	565
Non-GAAP net income	$11,423	$2,964	$30,702	$8,080

Weighted-average shares of common stock — diluted	126,502,771	124,395,447	125,071,829	125,134,317
Non-GAAP earnings per share — diluted	$0.09	$0.02	$0.25	$0.06

(1) Discrete one-time items, net of tax consist of the tax impacted estimated liability booked in the year ended December 31, 2022 related to the potential costs for terminating a commercial contract.

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Net cash (used in) provided by operating activities	$24,441	$14,724	$68,828	$19,867
Purchases of property and equipment and software	(89)	(94)	(600)	(1,257)
Other intangible assets acquired	—	(32)	—	(280)
Capitalized software development costs	(8,360)	(7,506)	(33,699)	(29,763)
Free cash flow	$15,992	$7,092	$34,529	$(11,433)
Net cash used in investing activities	$(8,449)	$(10,892)	$(34,299)	$(34,560)
Net cash (used in) provided by financing activities	$181	$(80,223)	$(1,195)	$(37,283)